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                                EXHIBIT (8)(b)(4)

                   AMENDMENT NO. 20 TO PARTICIPATION AGREEMENT
                                 (TRANSAMERICA)

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                               AMENDMENT NO. 20 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

         Amendment No. 20 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

         WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policy") under the Securities Act of 1933; and

         WHEREAS, Transamerica Life Insurance Company of New York ("TONY"), an affiliate of Transamerica, AUSA Life, Peoples, TOLIC and TALIAC has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

         WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY has, by resolution of its Board of Directors, duly organized and established the Separate Account VA-2LNY (the "Accounts") as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and Policy and such variable annuity contracts and variable life insurance policy will be partly funded by the Fund; and

         WHEREAS, Transamerica and TONY has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

         WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica and TONY intend to purchase shares in one or more of the portfolios of the Fund to fund their respective Contracts and Policy on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 20, and as Schedule A may be amended from time to time; and

         WHEREAS, each of the current parties is desirous of adding Transamerica New York as a party, subject to the same terms and conditions, to the Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate accounts, Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L and Separate Account VL A and TONY, through its separate account, Separate Account VA-2LNY, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2L, Separate Account VL A and Separate Account VA-2LNY, as additional "Accounts;" to add the Retirement Income Builder Variable Annuity, Retirement Income Builder III Variable Annuity, Dreyfus Advisor Advantage Variable Annuity, Dreyfus Access Advantage Variable Annuity, Dreyfus/Transamerica Triple Advantage(R) Variable Annuity contracts and the Transamerica Variable Life policy issued by Transamerica and the Dreyfus/Transamerica

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Triple Advantage(R) Variable Annuity (NY) contract issued by TONY, to the list of "Policies;" and to delete reference to the Transamerica Landmark ML Variable Annuity contract from the list of "Policies;" and to add the Van Kampen Money Market Portfolio, the Van Kampen Asset Allocation Portfolio, the Van Kampen Active International Allocation Portfolio, the Transamerica U.S. Government Securities Portfolio, the Transamerica Growth Opportunities Portfolio, the Transamerica Equity Portfolio, Transamerica Convertible Securities Portfolio, the T. Rowe Price Growth Stock Portfolio, the T. Rowe Price Equity Income Portfolio, the Protected Principal Stock Portfolio, the PIMCO Total Return Portfolio, the Moderately Aggressive Asset Allocation Portfolio, the Moderate Asset Allocation Portfolio, the MFS High Yield Portfolio, the Jennison Growth Portfolio, the Janus Growth II Portfolio, the Janus Balanced Portfolio the J.P. Morgan Enhanced Index Portfolio, the Dreyfus Small Cap Value Portfolio, the Conservative Asset Allocation Portfolio, the Capital Guardian Value Portfolio, the Capital Guardian U.S. Equity Portfolio, the Capital Guardian Global Portfolio, and the Aggressive Asset Allocation Portfolio to the list of "Portfolios", to delete reference to the C.A.S.E. Growth Portfolio and to delete reference to the AEGON Balanced Portfolio, to change the name of the J.P. Morgan Real Estate Securities Portfolio to Clarion Real Estate Securities Portfolio, to change the name of the NWQ Value Equity Portfolio to PBHG/NWQ Value Select Portfolio, to change Pilgrim Baxter Mid Cap Growth to PBHG to Mid Cap Growth and to change the name of the J.P. Morgan Money Market Portfolio to Transamerica Money Market Portfolio of the AEGON/Transamerica Series Fund, Inc.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2002.

TRANSAMERICA LIFE INSURANCE                      AEGON/TRANSAMERICA SERIES
COMPANY                                          FUND, INC.
By its authorized officer                        By its authorized officer

By: /s/ Larry N. Norman                          By: /s/ John K. Carter
    ------------------------------------             -----------------------------------
    Larry N. Norman                                  John K. Carter
    Title:  President                                Title:  Vice President, Secretary
                                                             and General Counsel

AUSA LIFE INSURANCE                              PEOPLES BENEFIT LIFE
COMPANY, INC.                                    INSURANCE COMPANY
By its authorized officer                        By its authorized officer

By: /s/ Larry N. Norman                          By: /s/ Larry N. Norman
    ------------------------------------             -----------------------------------
    Larry N. Norman                                  Larry N. Norman
    Title:  Vice President                           Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE                     TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                                AND ANNUITY COMPANY
By its authorized officer                        By its authorized officer

By: /s/ Priscilla I. Hechler                     By: /s/ Priscilla I. Hechler
    ------------------------------------             -----------------------------------
    Priscilla I. Hechler                             Priscilla I. Hechler
    Title:  Assistant Vice President and             Title: Assistant Vice President and
            Assistant Secretary                             Assistant Secretary

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                               AMENDED SCHEDULE A
                              Effective May 1, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:  Separate Account VA B
           Separate Account VA BNY
           Mutual Fund Account
           Separate Account VA A
           Separate Account VA C
           Separate Account VA D
           Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account
           AUSA Series Annuity Account
           Transamerica Occidental Life Separate Account VUL-3 Separate Account VA E
           Separate Account VA F
           Transamerica Occidental Life Separate Account VUL-4 Transamerica Occidental Life Separate Account VUL-5 Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
           Separate Account VA J
           Transamerica Occidental Life Separate Account VUL-6
           TA PPVUL 1
           Separate Account K
           Separate Account H
           Separate Account G
           Separate Account VA-2LNY
           Separate Account VA-2L
           Separate Account VL A

Policies:  Transamerica Landmark Variable Annuity
           AUSA Landmark Variable Annuity
           The Atlas Portfolio Builder Variable Annuity
           Transamerica EXTRA Variable Annuity
           Transamerica Access Variable Annuity
           Retirement Income Builder II Variable Annuity
           AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder Plus
           AUSA Financial Freedom Builder
           Transamerica Elite
           Privilege Select Variable Annuity
           Estate Enhancer Variable Life

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                         AMENDED SCHEDULE A (continued)

Policies (continued):

             TransSurvivor Life Variable Universal Life
             TransMark Optimum Choice Variable Annuity
             TransUltra(R) Variable Universal Life
             AUSA Freedom Elite Builder
             AUSA Premier Variable Annuity
             Immediate Income Builder II
             Premier Asset Builder Variable Annuity
             TransAccumulator VUL cv
             AUSA Freedom Wealth Protector
             Advantage V
             Retirement Income Builder Variable Annuity
             Retirement Income Builder III Variable Annuity
             Dreyfus Advisor Advantage Variable Annuity
             Dreyfus Access Advantage Variable Annuity
             Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life

Portfolios:  AEGON/Transamerica Series Fund, Inc.
                 Janus Growth
                 AEGON Bond
                 Transamerica Money Market
                 Janus Global
                 LKCM Strategic Total Return
                 Van Kampen Emerging Growth
                 Alger Aggressive Growth
                 Federated Growth & Income
                 PBHG/NWQ Value Select
                 GE U.S. Equity
                 Clarion Real Estate Securities
                 T. Rowe Price Dividend Growth
                 T. Rowe Price Small Cap
                 Goldman Sachs Growth
                 PBHG Mid Cap Growth
                 Salomon All Cap
                 Dreyfus Mid Cap
                 Third Avenue Value
                 Transamerica Value Balanced
                 Great Companies - America /sm/
                 Great Companies - Technology /sm/
                 Value Line Aggressive Growth

                 Gabelli Global Growth
                 Great Companies - Global/2/
                 LKCM Capital Growth
                 American Century International
                 American Century Income & Growth
                 Munder Net50
                 BlackRock Large Cap Value
                 BlackRock Mid Cap Growth
                 BlackRock Global Science & Technology
                 Aggressive Asset Allocation
                 Capital Guardian Global
                 Capital Guardian U.S. Equity
                 Capital Guardian Value
                 Conservative Asset Allocation
                 Dreyfus Small Cap Value
                 J.P. Morgan Enhanced Index
                 Janus Balanced
                 Janus Growth II
                 Jennison Growth
                 MFS High Yield
                 Moderate Asset Allocation
                 Moderately Aggressive Asset Allocation
                 PIMCO Total Return
                 Protected Principal Stock
                 T. Rowe Price Equity Income
                 T. Rowe Price Growth Stock
                 Transamerica Equity
                 Transamerica Convertible Securities
                 Transamerica Growth Opportunities
                 Transamerica U.S. Government Securities
                 Van Kampen Active International Allocation
                 Van Kampen Asset Allocation
                 Van Kampen Money Market